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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ASSISTED LIVING CONCEPTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ASSISTED LIVING CONCEPTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2004

       The 2004 Annual Meeting of Stockholders of Assisted Living Concepts, Inc. (“ALC” or the “Company”) will be held at the Hyatt Regency DFW, International Parkway, Dallas, TX 75261, on Thursday, June 3, 2004, at 9:00 a.m. local time, for the following purposes:

(1) To elect a board of seven directors for the ensuing year or until the election and qualification of their respective successors;

(2) To approve an amendment to our 2002 Incentive Award Plan to increase the aggregate number of shares of common stock that may be issued pursuant to such plan by 100,000 shares to a total of 750,000 shares; and

(3) To transact such other business as may properly come before the meeting.

      Only stockholders whose names appear of record on the books of ALC at the close of business on April 23, 2004, are entitled to notice of, and to vote at, such Annual Meeting or any adjournments thereof.

      The enclosed proxy is solicited by the Board of Directors of ALC. A majority of the Board recommends that stockholders vote FOR the directors nominated in Proposal No. 1 and unanimously the Board recommends approval of the amendment to the Stock Option Plan as set forth in Proposal No. 2. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

      Certain information included in this proxy statement relates to the Company’s management during the fiscal year ended December 31, 2003, as required by the rules promulgated under the Exchange Act. The Company has also provided more current information in this proxy statement where appropriate and available.

      You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.

By Order of the Board of Directors

/s/ EDWARD A. BARNES

Edward A. Barnes
Senior Vice President, Chief Financial Officer,
Chief Accounting Officer, Secretary and Treasurer

Dallas, Texas

April 29, 2004

ASSISTED LIVING CONCEPTS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 3, 2004

Information about the 2004 Annual Meeting

      This proxy statement is furnished to the stockholders of Assisted Living Concepts, Inc., a Nevada corporation (“ALC” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of ALC for use at the Annual Meeting of Stockholders to be held on Thursday, June 3, 2004, at 9:00 a.m. local time, at the Hyatt Regency DFW, International Parkway, Dallas, TX 75261, and at any and all adjournments or postponements thereof (the “Annual Meeting”).

      A copy of the Company’s fiscal 2003 Annual Report to Stockholders and this Proxy Statement and the accompanying proxy card solicited on behalf of the Board of Directors will be first mailed to ALC’s stockholders on or about May 5, 2004.

      On April 23, 2004, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 6,431,925 shares of common stock, par value $0.01 per share (the “Common Stock”), were outstanding. Each such share is entitled to one vote on all matters properly brought before the meeting. The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but otherwise have no legal effect in the election of directors. Stockholders are not permitted to cumulate their votes for the purpose of electing directors or otherwise. The proposal to approve the amendment to the 2002 Incentive Award Plan shall be approved upon receiving affirmative votes of a majority of the shares present or represented and entitled to vote at the Annual Meeting.

      A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, proxies that reflect abstentions as to a particular proposal will not be voted on any matter at the annual meeting. Consequently, an abstention from voting on the proposal to elect a director will have no effect on the outcome of the vote with respect to this proposal. An abstention from voting on the proposal to amend the 2002 Incentive Award Plan will have the same effect as a vote against the proposal. Proxies that reflect broker non-votes will be treated as un-voted for purposes of determining approval and will not be counted as voted for or against that proposal.

Voting Procedures

      A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card at or before the Annual Meeting. Concerning the election of Directors, you may (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group, or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line.

      Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, the Company will vote signed returned proxies for the Board’s nominees. You may revoke your proxy by filing a written notice of revocation with the Company. You may also revoke your proxy by (a) filing a new proxy bearing a later date with the Company prior to the Annual Meeting, or (b) by attending the meeting and voting in person.

      The Company does not know of any other business that may be presented at the Annual Meeting. If a proposal other than the one listed in the Notice is presented at the Annual Meeting, your signed proxy card gives authority to each of Steven L. Vick and Edward A. Barnes to vote your shares on such matters in their sole discretion.

      Certain information included in this proxy statement relates to the Company’s management during the fiscal year ended December 31, 2003, as required by the rules promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Company has also provided more current information in this proxy statement where appropriate and available.

      The Company’s principal executive offices are located at 1349 Empire Central Drive, Suite 900, Dallas, TX 75247-4040.

PROPOSAL NO. 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

      At the Annual Meeting, seven directors will be elected to hold office until the 2005 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

      Those directors who are nominees are: W. Andrew Adams, Andre C. Dimitriadis, Mark Holliday, Steven D. Scheiwe, Guy W. Smith, Leonard M. Tannenbaum, and Steven L. Vick. Mr. Scheiwe and Mr. Smith are first time nominees to the board and the other nominees are current board members. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of the nominees named above to hold office as directors until the 2005 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

      If any nominee becomes unavailable to serve as a director for any reason (which event is not anticipated), the shares of Common Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies.

NOMINEES FOR DIRECTORS

      The following table lists the persons recommended by the Nominating Committee and nominated by a majority of the Board of Directors to be elected as directors and sets forth certain information concerning the nominees for election.

Name of Nominee	Age(1)	Position with Company

W. Andrew Adams(2)(4)	58	Chairman of the Board of Directors
Andre C. Dimitriadis(2)	63	Director
Mark Holliday(3)	35	Director
Steven D. Scheiwe	43	Director nominee
Guy W. Smith	63	Director nominee
Leonard M. Tannenbaum(2)(3)	32	Director
Steven L. Vick	45	Director, President and Chief Executive Officer

(1)	As of December 31, 2003.

(2)	Current member of the Compensation Committee.

(3)	Current member of the Audit Committee.

(4)	Current member of the Quality Committee.

      W. Andrew Adams became a member of the Board of Directors in January 2002. He has served as President and a director of National Health Investors, Inc. (“NHI”) since its inception in 1991 and currently serves as its Chief Executive Officer and Chairman of the Board. He also serves in these positions for National Health Realty, Inc. (“NHR”) since its spin-off in late 1997. Mr. Adams also is CEO and a director of National HealthCare Corporation (“NHC”), NHI’s and NHR’s Investment Advisor, since 1974. Mr. Adams serves on the Board of Directors of SunTrust Bank in Nashville, Tennessee, and Boy Scouts of America. He received his MBA from Middle Tennessee State University.

      Andre C. Dimitriadis became a member of the Board of Directors in January 2002. Mr. Dimitriadis founded LTC Properties, Inc. (“LTC”) in 1992 and has been its Chairman and Chief Executive Officer since its inception. In 2000, Mr. Dimitriadis also assumed the position of President of LTC. We currently lease 37 properties (1,426 units) from LTC. See Certain Relationships and Related Transactions.

      Mark Holliday became a member of the Board of Directors in January 2002. Mr. Holliday is a Portfolio Manager with Camden Asset Management, L.P., a hedge fund. Previously, Mr. Holliday was with Deephaven Capital Management and with Continental Partners where he specialized in restructuring companies. Mr. Holliday has over thirteen years of restructuring and bankruptcy related experience.

      Steven D. Scheiwe is a Board of Directors nominee. Since May 2001, Mr. Scheiwe has been the President of Ontrac Advisors, Inc., a management and business consulting firm providing analysis and management services to private equity groups, privately held companies and funds or traders of distressed corporate bond issues. Prior to this, Mr. Scheiwe served as the Chief Executive Officer of Teletrac, Inc., a wireless location and telecommunications service provider, from 1999 to May 2001, and as general counsel and secretary of Teletrac from 1995 to 1999. Mr. Scheiwe currently serves on the board of directors of Metrocall Holdings, Inc., Nucentrix Broadband Communications, Inc. and Neff Corporation. Mr. Scheiwe was Chief Executive Officer of Teletrac, Inc. at the time of its filing of a petition under Chapter 11 of the Bankruptcy Code.

      Guy W. Smith is a Board of Directors nominee. Mr. Smith has over 30 years of experience in the long-term care, assisted living and ancillary services industries. Mr. Smith was President of United Health, Inc., a subsidiary of Extendicare, from 1984 to 1997 and led their expansion from 77 to 165 skilled nursing facilities. In 1998, Mr. Smith formed Americor Management Services, LLC to develop and manage assisted living centers in the State of Wisconsin. In 1999, Mr. Smith formed Harmony Living Centers, LLC, which currently operates 24 assisted living centers in the State of Wisconsin. The living centers are managed by Americor Management Services, LLC. Mr. Smith currently chairs the Board of Directors of Aging with Dignity, a Florida-based non-profit organization, and the Board of Directors for the Wisconsin School of Professional Psychology. In addition, Mr. Smith serves on the boards of Junior Achievement and Big Brothers Big Sisters of Greater Milwaukee.

      Leonard M. Tannenbaum, CFA, was elected to the Board of Directors in January 2001. Mr. Tannenbaum is currently the Managing Partner at MYFM Capital LLC, an investment firm. Mr. Tannenbaum currently serves on the board of directors of New World Restaurant Group-Einstein Bagel, Inc. He formerly served on the board of Westower Corporation, Corteq Inc., General Devices, and Timesys. Previously Mr. Tannenbaum was the President of the on-line auction company CollectingNation.com, a partner in a $50 million hedge fund, an assistant portfolio manager at Pilgrim Baxter, and an Assistant Vice President in Merrill Lynch’s small company group. Mr. Tannenbaum received both his MBA and Bachelors of Science from the Wharton School at the University of Pennsylvania.

      Steven L. Vick became our President, Chief Executive Officer on February 18, 2002, and a member of our Board of Directors of the Company on March 6, 2002. Mr. Vick previously served as President of Alterra Healthcare Corporation (“Alterra”) from January 2001 to February 2002 and as the Chief Operating Officer from October 1997 to February 2002 and a director from October 1997 to February 2002. He served as the President and a director of Sterling House Corporation (“Sterling”) since he co-founded Sterling in 1991 until subsequent to Sterling’s merger with Alterra in October 1997. Mr. Vick received his Bachelors in Business Administration from Wichita State University and practiced as a certified public accountant specializing in health care consulting.

Required Vote for Approval and Recommendation of the Board of Directors

      The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but otherwise have no legal effect in the election of directors. Stockholders are not permitted to cumulate their votes for the purpose of electing directors or otherwise. A majority of the Board of Directors recommends a vote FOR the election to the Board of Directors of each of the seven nominees identified above.

Attendance by Board members at the Annual Meeting of Stockholders

      It is the policy of the Board to require Board members to attend the annual meeting of stockholders, subject to cancellations due to illness, travel difficulties and other unforeseen circumstances and commitments. All members of the Board of Directors attended our annual meeting of stockholders in person on May 8, 2003.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Independence

      Assisted Living Concepts, Inc. is not listed on any stock exchange and its shares are traded on the OTCBB. For purposes of determining director independence we have adopted the standards used by the American Stock Exchange. The Board has determined that each member of the Board and the Board nominees meet the aforementioned independence standards except Messrs. Dimitriadis and Vick. Mr. Dimitriadis is not considered to be independent because he is also Chairman of the Board and President of LTC Properties, Inc., a lessor of 37 properties to the Company. See Certain Relationships and Transactions. Mr. Vick does not meet the independence standards because he is the current CEO and President of the Company.

Committees

      The Board of Directors has a standing Audit Committee, Compensation Committee, Quality Committee and Nominating Committee.

Audit Committee

      At December 31, 2003, the Audit Committee was comprised of Mark E. Holliday and Leonard M. Tannenbaum. Mr. Holliday serves as the Chairman of this Committee. Each member of the Audit Committee is considered an “independent director” pursuant to the independence standards of the American Stock Exchange and the rules of the Securities and Exchange Commission. The Board has determined that Mark Holliday is the “Audit Committee Financial Expert” pursuant to the rules and regulations of the Securities and Exchange Commission.

      The Audit Committee is responsible for appointing and overseeing actions taken by our independent accountants, reviewing our external financial reports and filings with the SEC, reviewing with the independent accountants the scope and results of the audit, reviewing our internal financial controls, and reviewing and pre-approving any non-audit professional services provided by the independent accountants and the range of audit and non-audit fees. The Audit Committee Charter was amended on December 17, 2003, and is attached to this Proxy Statement as Exhibit A. The Audit Committee consults separately in executive session and jointly with the independent accountants and management. The Audit Committee held five meetings in 2003.

Compensation Committee

      At December 31, 2003, the Compensation Committee was comprised of Leonard M. Tannenbaum, W. Andrew Adams and Andre C. Dimitriadis. Mr. Tannenbaum serves as the Chairman of this Committee.

      The Compensation Committee reviews and approves the compensation of the Company’s executive officers and determines the general compensation policy for the Company. The Compensation Committee also is responsible for the administration of the 2002 Incentive Award Plan (the “Stock Option Plan”). The Compensation Committee held four meetings in 2003.

Quality Committee

      At December 31, 2003, the Quality Committee was comprised of W. Andrew Adams who serves as Chairman of this Committee. The Quality Committee assists the Board in providing oversight with regard to quality control and quality of life as it relates to resident care. The Quality Committee also focuses on compliance with applicable state laws and regulations relating to assisted living facilities and participation in Medicaid programs. The Quality Committee held two meetings in 2003.

Nominating Committee

      The Nominating Committee currently consists of W. Andrew Adams, Steven L. Vick, and Andre C. Dimitriadis. The Board has determined that Messrs. Vick and Dimitriadis are not independent directors under the AMEX guidelines because Mr. Vick is employed by the Company and Mr. Dimitriadis is Chairman, President and Chief Executive Officer of LTC from whom the Company leases 37 properties. The Charter of the Nominating Committee and its policies and procedures is available in the “Investor” section of our website, www.alcco.com. The responsibilities of the Nominating Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating Committee considers all nominations that are properly made by the stockholders in accordance with the committee’s policies and procedures, as well as those candidates identified by management, individual members of the Board or, if the Nominating Committee determines, a search firm. The Nominating Committee was created in April 2004 and therefore did not meet during 2003 but did meet on April 14, April 21, and April 22, 2004 to consider nominations to the Board for the 2004 Annual Stockholders Meeting. Originally, the Nominating Committee was comprised of Leonard M. Tannenbaum, Mark E. Holliday and Andre C. Dimitriadis. Mr. Holliday served as the Chairman of the Nominating Committee and these members met on April 14 and April 21 to consider nominations to the Board. On April 22, 2004, after the Board declined to accept the slate of candidates recommended by the Nominating Committee, Messrs. Tannenbaum and Holliday resigned from the Nominating Committee and the Board appointed Steven L. Vick and W. Andrew Adams to the Nominating Committee. The reconstituted Nominating Committee met on April 22, 2004 and recommended the current nominees to the Board. All of the directors nominated to the Board currently serve on the Board except Guy W. Smith and Steven D. Scheiwe. Mr. Smith was recommended to the Nominating Committee by our Chief Executive Officer and Mr. Scheiwe was recommended by a non-management director.

      In evaluating director nominees, the Nominating Committee has not prescribed, except as may be required by applicable rules of the SEC, any minimum qualifications that must be met, but instead considers a number of factors including the following: the previous public company experience and financial and business expertise and background, the independence of the candidate and lack of conflicts of interests, the candidate’s time availability, commitment and sense of urgency to effectively work with other Board members and for incumbent directors, the director’s overall service to the Company including the number of meetings attended, and level and quality of participation. The Committee considers these factors in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board.

      The Nominating Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate.

      The policy of the Nominating Committee is to consider nominations submitted by stockholders based on the same criteria it uses to evaluate nominees from other sources. The nominating Committee will consider nominations from stockholders provided that the stockholder complies with the following requirements:

•	The stockholder must hold no less than 5% of the Company’s securities continuously for at least 12 months prior to the date of submission of the nomination;

•	The stockholder submits the nomination in writing to the Chairman of the Nominating Committee c/o Corporate Secretary, 1349 Empire Central, Suite 900, Dallas, Texas 75247 and complies with the advance notice provisions contained in Article II, Section 2 of the bylaws;

•	At the time of submitting the recommended nomination the stockholder provides information about the candidate’s name, age, business and residence address, principal occupation or employment, number of shares of the Company beneficially owned by such candidate, detailed biographical data including background, experience, qualifications and information regarding any relationship between the candidate and the Company within the last 3 years and any other information relating to such candidate that would otherwise be required for a proxy solicitation pursuant to Regulation 14A of the Exchange Act; and

•	The stockholder making the recommendation shall provide information about such stockholder’s name and address as such appears on the Company’s books and records, the class and number of shares of the Company beneficially owned by such stockholder and the dates acquired, any material interest of the stockholder in making such nomination, a description of all arrangements or undertakings between the stockholder, the candidate and any other person pursuant to which the nomination is made by the stockholder, a statement in support of the candidate and indication of the candidate’s willingness to serve, if elected and any other information required to be provided by the stockholder pursuant to Regulation 14A in his capacity as a proponent of a stockholder proposal.

      After the Nominating Committee identifies a potential candidate, there is generally a mutual exploration process, during which the Company seeks to learn more about a candidate’s qualifications, background, and level of interest in the Company, and the candidate has the opportunity to learn more about the Company. A candidate may meet with members of the Nominating Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating Committee makes its recommendation to the Board. The Board has final authority on determining the selection of director candidates for nomination to the Board. If the Board approves the recommendation, the candidate is nominated for election by the Company’s stockholders.

Meetings of the Board

      During 2003, the Board of Directors held fifteen meetings and took action through unanimous written consent in lieu of meetings one time. During that period, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which he served.

Board of Directors Compensation

      Non-employee directors are compensated for services as director and are reimbursed for travel expenses incurred in connection with their duties as directors. Under the terms of the Stock Option Plan, each of the non-employee directors automatically received an initial grant of a non-qualified stock option to purchase 2,000 shares of common stock on March 6, 2002, the date the Stock Option Plan was approved by the Board. Commencing with the May 8, 2002 annual stockholders meeting, non-employee directors automatically receive an additional subsequent option to purchase 500 shares of common stock (the “500-Share Option”) at each annual stockholders meeting, conditioned upon the grantee’s re-election to the Board. The initial grant to each non-employee director of an option to purchase 2,000 shares vests at the rate of one-third at each annual stockholders meeting, which commenced with the May 8, 2002 annual stockholders meeting, and one-third at each of the two subsequent annual stockholders meetings thereafter. The 500-Share Option vests in its entirety as of the date of the anniversary of the annual stockholders meeting at which the option was granted. As of April 23, 2004, options totaling 12,000 shares of common stock were outstanding relative to current non-employee directors. As of June 3, 2004, the date of the 2004 Annual Stockholders meeting, additional options totaling 6,000 shares will be granted to elected non-employee directors.

      All non-employee directors receive $12,000 per year, payable quarterly, in arrears as compensation for service as a director of the Company. The Audit Committee chairman receives an additional $17,000 per year for service as Chairman of the Audit Committee. Each director receives $1,000 for attendance in-person or by telephone (unless it is purely an administrative meeting in which event there is no compensation), at each meeting of the Board of Directors and each committee meeting. Directors are also reimbursed for all reasonable expenses incurred while performing their duties as directors.

Communication with the Board

      The Company has a process for stockholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the Corporate Secretary, 1349 Empire Central, Suite 900, Dallas, TX 75247. Communications intended for a specific director or directors, including non-management directors, should be addressed to each director’s attention c/o the Corporate Secretary at this address. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communication generally will not be forwarded to the directors.

      A MAJORITY OF THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

AMENDMENT TO THE 2002 INCENTIVE AWARD PLAN TO INCREASE

THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK
AVAILABLE FOR STOCK OPTIONS

      The Board of Directors has approved an amendment to our Stock Option Plan to increase the aggregate number of shares of our common stock that may be issued under the Stock Option Plan by 100,000 shares to a total of 750,000 shares. At the annual meeting, our stockholders are being asked to approve the amendment that is described below, a copy of which is attached to this proxy as Exhibit B. A copy of the entire Stock Option Plan is available to all stockholders upon written request to our corporate secretary at 1349 Empire Central Drive, Suite 900, Dallas, TX 75247-4040. As of the record date, options to purchase 583,834 shares of our common stock were outstanding under the Stock Option Plan, 177,608 of which were vested.

      The Board of Directors adopted the amendment to the Stock Option Plan in order to provide additional long-term incentives to all of our employees as well as to maintain competitive compensation packages for our key employees. This proposal increases the number of shares authorized for issuance under the Stock Option Plan to provide sufficient shares for anticipated grants to be issued to both new and existing employees to May 2005. We intend to utilize the options available for grant to attract and retain both executive and other key employees.

      The Board of Directors strongly believes that stock options are a key part of the overall compensation package for our employees. The Stock Option Plan helps us attract and retain our employees.

      The following summary of the Stock Option Plan is qualified in its entirety by the specific language of the Stock Option Plan, a copy of which is available upon written request to the secretary of our company.

      On March 6, 2002, the Board adopted the Stock Option Plan. The Stock Option Plan consists of two plans, one pertaining solely to the grant of incentive stock options and one pertaining to the grant of other incentive awards, including non-qualified stock options. The principal purposes of the Stock Option Plan are to enable the Company to obtain and retain the services of directors, key employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company or other rights which will reflect the Company’s growth, development and financial success. Grants or awards of incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, performance awards, dividend equivalents, deferred stock and stock payments (collectively, “Awards”), each described in further detail below, are authorized under the Stock Option Plan.

      Under the Stock Option Plan as adopted by the Board, not more than 650,000 shares of Common Stock (subject to adjustment as provided in the Stock Option Plan) are authorized for issuance upon the exercise or vesting of options, SARs and other Awards. The Stock Option Plan further provides that the maximum number of shares which may be subject to Awards granted under the Stock Option Plan to any individual in any calendar year cannot exceed 100,000 shares (subject to adjustment as provided in the Stock Option Plan), and the maximum amount of any performance award payable to certain key employees whose compensation may be subject to a $1 million limit on deductible compensation imposed by the Internal Revenue Code is $100,000 with respect to any calendar year.

Administration

      The Compensation Committee of the Board or a subcommittee thereof (the “Committee”) will administer the Stock Option Plan. The Committee will consist solely of at least two members of the Board, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act (“Rule 16b-3”) and, with respect to options and other Awards which are intended to constitute performance-based compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), an “outside director” for purposes of Section 162(m). Subject to the terms and conditions of the Stock Option Plan, the Committee has the authority to select the employees and consultants to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Stock Option Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Option Plan. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, will conduct the general administration of the Stock Option Plan with respect to options and dividend equivalents granted to non-employee directors.

Payment for Shares

      The exercise or purchase price for all options, SARs and other Awards that provide a right to acquire Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Committee, be paid in whole or in part in Common Stock owned by the recipient (or issuable upon exercise of the option) valued at its fair market value on the date of exercise or through delivery of other property which constitutes good and valuable consideration, through delivery of a full recourse promissory note bearing interest payable to the Company, or through delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the option, and that the broker has been directed to pay the net proceeds of the sale to the Company in satisfaction of the exercise price, or by a combination of the foregoing. In addition, the Committee may, in its discretion, allow a delay in payment up to thirty (30) days from the date the option, or portion thereof, is exercised.

Amendment and Termination

      Amendments of the Stock Option Plan to increase the number of shares as to which options, SARs or other Awards may be made or to modify the maximum number of shares which may be subject to options, SARs or other Awards granted under the Stock Option Plan to any individual in any calendar year (except for adjustments resulting from stock splits and the like, and mergers, consolidations and other corporate transactions), require the approval of the Company’s stockholders. In all other respects, the Stock Option Plan can be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Stock Option Plan will not, without the consent of the participant, alter or impair any rights or obligations under any option, SAR or other Award previously awarded, unless the agreement governing such option, SAR or other Award itself otherwise expressly so provides. No termination date is specified for the Stock Option Plan. However, no Awards may be granted or awarded during any period of suspension or after termination of the Stock Option Plan, and in no event may any ISO be granted under the Stock Option Plan after the expiration of 10 years from the date the Stock Option Plan was adopted by the Board.

Eligibility

      Options, SARs and other Awards under the Stock Option Plan may be granted to individuals who are then officers or other key employees of the Company or any of its present or future subsidiaries. Certain of such awards also may be granted to consultants of the Company selected by the Committee for participation in the Stock Option Plan. More than one option, SAR or other Award may be granted to an employee, non-employee director or consultant, but the aggregate fair market value (determined at the time of grant) of shares with respect to which an ISO is first exercisable by an optionee (i.e., “vests”) during any calendar year cannot exceed $100,000. To the extent this amount exceeds $100,000; such options will be taxed as NQSOs rather than as ISOs. Non-employee directors of the Company will be granted NQSOs in accordance with the Stock Option Plan, as described in further detail below.

Awards under the Stock Option Plan

      The Stock Option Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

      Nonqualified stock options will provide for the right to purchase Common Stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. NQSOs may be granted for any term specified by the Committee. NQSOs may be awarded to key employees, consultants and non-employee directors. Special provisions governing NQSOs granted to the Company’s non-employee directors are discussed below.

      Incentive stock options will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs may only be granted to employees, must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the Stock Option Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

      Restricted stock may be awarded to key employees and consultants. The Committee is authorized to determine which key employees and consultants should be issued restricted stock, the number of shares of restricted stock to be issued to such key employees and consultants, and the terms and conditions applicable to such restricted stock, consistent with the Stock Option Plan. Restricted Stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time the restrictions lapse.

      Deferred stock may be awarded to key employees and consultants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

      Stock appreciation rights may be granted to key employees and consultants, either in connection with stock options or separately. SARs granted by the Committee in connection with stock options will provide for payments to the holder based upon increases in the price of the Company’s Common Stock over the exercise price of the related option. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m), there are no restrictions specified in the Stock Option Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Committee in the SAR agreements. The Committee may elect to pay SARs in cash or in Common Stock or in a combination of both. Generally, an SAR which is unrelated to an option granted under the Stock Option Plan will not be exercisable during the first six months after such SAR is granted if the grantee is then subject to Section 16 of the Exchange Act.

      Dividend equivalents represent the value of the dividends per share paid by the Company, based on the dividends declared on Common Stock during the period between the date an option, SAR, deferred stock or performance award is granted, and the date such option, SAR, deferred stock or performance award is exercised, vests or expires. They may be payable in cash, Common Stock or a combination of both. Dividend equivalents may be granted to key employees, consultants and non-employee directors, but non-employee directors may only be granted dividend equivalents that are based on the period between an option’s grant date and exercise date. Dividend equivalents that are granted with options intended to be qualified performance-based compensation for purposes of Section 162(m) will be payable regardless of whether such option is exercised.

      Performance awards may be granted by the Committee to key employees and consultants, based upon, among other things, the contributions, responsibilities and other compensation of the particular key employee or consultant. Generally, performance awards will be based upon specific performance targets and may be payable in cash, Common Stock or in a combination of both.

      Stock payments may be granted by the Committee, in the manner it shall determine from time to time, to any key employee or consultant. The number of shares may be based upon specific performance targets, determined on the date the stock payment is made or at a later date.

Director Options

      Director options are NQSOs granted to non-employee directors of the Company. Each person who was a non-employee director as of the date the Board approved the Stock Option Plan was automatically granted, on that date, an option to purchase 2,000 shares of Common Stock, and will receive an option to purchase 500 shares of Common Stock on the date of each annual meeting of stockholders after the date the Board approved the Stock Option Plan and at which the non-employee director is re-elected to the Board. During the term of the Stock Option Plan, any person who is initially elected to the Board after the Board approved the Stock Option Plan and who is an non-employee director at the time of such initial election, automatically will be granted an option to purchase 2,000 shares of Common Stock on the date of such initial election to the Board, and an option to purchase 500 shares of Common Stock on the date of each annual meeting of stockholders after such initial election and at which the non-employee director is re-elected to the Board. Directors who are employees of the Company who subsequently retire from the Company and remain directors will not receive an initial 2,000-share option grant as a non-employee director, but to the extent they are otherwise eligible after retirement, will receive subsequent 500-share option grants at each annual meeting of stockholders as described above.

      The exercise price of the director options will be the fair market value of a share of Common Stock on the date of grant. In general, each initial director option will become exercisable in cumulative annual installments of one-third on each of the first, second and third annual meetings of stockholders after the date of grant, subject to the director’s continued service as a director. Each subsequent director option will become 100% vested and exercisable on the date of the first annual meeting of stockholders after the date of grant.

      No portion of a director option will be exercisable after the tenth anniversary of the date of grant, or upon the expiration of (i) one year following the director’s death or termination of directorship due to disability or (ii) six months following termination of directorship for any reason other than death or disability. However, an option granted to a non-employee director may by its terms become immediately exercisable in full upon the director’s retirement. No portion of an option which is unexercisable at termination of directorship shall thereafter become exercisable.

Miscellaneous Provisions

      The Committee has discretion under the Stock Option Plan to provide that options and other rights to acquire Common Stock will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified extraordinary corporate events; but in such event the Committee may also give optionees and other grantees the right to exercise their outstanding options or rights in full during some period prior to such events, even though the options or other Awards have not yet become fully exercisable, and the Committee may also provide that all restrictions imposed on some or all shares of restricted stock and/or deferred stock will lapse, and some or all shares of restricted stock may cease to be subject to the Company’s right to repurchase after such event.

      In the event of a merger of the of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the option will become fully exercisable as to all shares. If an option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee must notify the optionee that the option will be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.

      The Stock Option Plan specifies that the Company may make loans to key employees to enable them to exercise options, purchase shares or realize the benefits of other Awards granted under the Stock Option Plan. The terms and conditions of any such loan are to be set by the Committee.

      Generally, no option, SAR or other Award granted under the Stock Option Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. However, the Committee may determine to permit NQSOs to be transferred by gift to or for the benefit of an immediate family member of a holder, to a trust in which such family members (or the holder) control the management of assets, and any other entity in which these persons (or the holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Committee after taking into account any state or federal tax or securities laws applicable to transferable NQSOs. Other than NQSOs that have been so transferred, during the lifetime of the holder of any option or any right pursuant to another Award, the option or right may be exercised only by the holder.

      As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions of any option or other Award granted under the Stock Option Plan, the Company requires participants to discharge applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other Awards, subject to the discretion of the Committee to disapprove such use.

      For ISOs granted under the Stock Option Plan to retain their qualification as ISOs under the Code, the Stock Option Plan must be approved by the stockholders within twelve months of the date of its adoption. Options, SARs and other Awards under the Stock Option Plan may be granted prior to such approval, provided that no ISO granted prior to stockholder approval will be exercisable or vest prior to the time of stockholder approval of the Stock Option Plan, and if such approval is not received within the twelve month period, all ISOs previously granted under the Stock Option Plan will become null and void.

Securities Laws

      The Stock Option Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Stock Option Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Stock Option Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Certain Federal Income Tax Consequences

      The tax consequences of the Stock Option Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Stock Option Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of Section 162(m), as discussed in further detail below. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

      Nonqualified stock options. For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of an NQSO under the Stock Option Plan. The optionee will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of an NQSO. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gain or loss.

      Incentive stock options. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee for purposes of the alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of Common Stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

      Stock appreciation rights. No taxable income is generally recognized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

      Restricted stock and deferred stock. A participant to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefor. Similarly, when deferred stock vests and is issued to a participant, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) of the Code with respect to qualifying restricted stock, the participant generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

      Dividend equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

      Performance awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

      Stock payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

      Deferred Compensation. Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when NQSOs are granted in lieu of amounts otherwise payable, and the Company will not be entitled to a deduction at that time. When and to the extent such NQSOs are exercised, the rules regarding NQSOs outlined above will generally apply.

Section 162(m) Limitation

      In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other Awards granted under the Stock Option Plan may qualify as performance-based compensation for purposes of Section 162(m) if such awards are granted or vest upon the preestablished objective performance goals described below.

      The Committee may designate key employees as “Section 162(m) Participants,” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). The Committee may grant to Section 162(m) Participants restricted stock, deferred stock, dividend equivalents, performance awards and stock payments that vest or become exercisable upon the attainment of performance goals for the Company, any subsidiary or any division or operating unit, which are related to one or more of the following performance criteria: (i) net income; (ii) pre-tax income; (iii) operating income;

(iv) cash flow; (v) earnings per share; (vi) return on equity; (vii) return on invested capital or assets; (viii) cost reductions or savings; (ix) funds from operations; (x) appreciation in the fair market value of Common Stock; and (xi) earnings before any one or more of the following items: interest, taxes, depreciation and amortization.

      The Committee has discretion to determine if awards under the Stock Option Plan are intended to qualify as performance-based compensation under Section 162(m) or not. If any Awards other than options or SARs are so intended to qualify, then, within 90 days of the start of the fiscal year in question or other designated performance period, the Committee shall (i) designate one or more Section 162(m) Participants, (ii) select the performance criteria applicable to the designated performance period, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such designated performance period, and (iv) specify the relationship between performance criteria and targets and the amounts to be earned by each Section 162(m) Participant for such performance period.

      The Committee must certify in writing the attainment of the applicable performance target before a Section 162(m) award is paid under the Stock Option Plan. In determining the amounts paid to any Section 162(m) Participant, the Committee has the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that it may deem relevant to the assessment of individual or corporate performance for the designated performance period. The Stock Option Plan establishes maximum amounts of compensation that could be paid to individuals pursuant to awards under the Stock Option Plan: the maximum number of shares which may be subject to awards granted under the Stock Option Plan to any Section 162(m) Participant in any calendar year is 100,000 shares, and the maximum amount of cash with respect to a performance award under the Stock Option Plan payable to any Section 162(m) Participant in any calendar year is $100,000.

      The Company has attempted to structure the Stock Option Plan in such a manner that the Committee can determine the terms and conditions of stock options, SARs and performance and incentive awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from adopting a contrary position.

Required Vote for Approval and Recommendation of the Board of Directors

      In order to preserve full deductibility of performance-based awards under the Stock Option Plan under Section 162(m) of the Code, and as required in order to grant incentive stock options, ALC is requesting that its stockholders approve the amendment to the Stock Option Plan. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Stock Option Plan. The Board of Directors recommends a vote FOR approval of the Stock Option Plan.

Participation in the Stock Option Plan

      All option grants to executive officers under the 2002 Incentive Award Plan are subject to the discretion of the compensation committee of the board of directors. As of the date of this proxy statement, the administrator has not made any determination with respect to future option grants. Effective on the date of the annual meeting, the following four returning non-employee directors, if elected, would receive options to purchase 500 shares and the two new non-employee directors, if elected, would receive options to purchase 2,000 shares:

Returning non-employee director nominees —

W. Andrew Adams

Andre C. Dimitriadis
Mark Holliday
Leonard M. Tannenbaum

New non-employee director nominees —

Steven D. Scheiwe

Guy W. Smith

      The table below depicts the issuance of grants under the 2002 Incentive Award Plan during 2003 to (i) each of our directors, (ii) the chief executive officer and the “Named Executive Officers”, (iii) current executive officers as a group, (iv) non-employee directors as a group and (v) all other employees (including all current officers who are not executive officers) as a group.

Name	Grants 2003

W. Andrew Adams	500
Andre C. Dimitriadis	500
Mark Holliday	500
Leonard M. Tannenbaum	500
Edward A. Barnes	32,500
Linda L. Martin	32,500
Matthew G. Patrick(1)	32,500
Sandra Petersen	10,000
Steven L. Vick	65,000
All executive officers as a group (6 persons)	172,500
All non-employee directors as a group (4 persons)	2,000
All other employees (including all current officers who are not executive officers) as a group	116,900

(1)	Mr. Patrick resigned in December 2003 and is no longer an executive officer of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2002 INCENTIVE AWARD PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Reorganization of the Company

      On October 1, 2001, Assisted Living Concepts, Inc. (the “Company”), and its wholly owned subsidiary, Carriage House Assisted Living, Inc. voluntarily filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. The bankruptcy court gave final approval to the first amended joint plan of reorganization (the “Plan”) on December 28, 2001, and the plan became effective on January 1, 2002 (the “Effective Date”).

      Under the Plan, on the Effective Date, the Company issued general unsecured creditors their pro rata shares, subject to the reserve described below, of the following securities:

•	$40.25 million principal amount of 10% senior secured notes, due January 1, 2009 (the “Senior Secured Notes”);

•	$15.25 million principal amount of junior secured notes, due January 1, 2012 (the “Junior Secured Notes”); and

•	6.24 million shares of new common stock (representing 96% of the new common stock).

      The Company held back from the initial issuance of Common Stock and Notes on the Effective Date, $440,178 of Senior Secured Notes, $166,775 of Junior Secured Notes and 68,241 shares of Common Stock

(collectively, the “Reserve”) to be issued to holders of general unsecured claims at a later date. The total amount of, and the identities of all of the holders of, the general unsecured claims were not known as of the Effective Date, either because they were disputed or they were not made by their holders prior to December 19, 2001, the cutoff date for calculating the Reserve (the “Cutoff Date”). On December 29, 2003, in conjunction with a refinancing, the Senior Secured Indenture, dated January 1, 2002 and the Junior Secured Indenture, dated January 1, 2002 and the Senior Secured Notes and Junior Secure Notes issued thereunder and those held in Reserve were legally defeased and the Senior Secured Notes and Junior Secured Notes redeemed in their entirety as of the redemption date (January 30, 2004). The shares of New Common Stock held in the Reserve are scheduled to be distributed pro rata to the general unsecured creditors in 2004.

      The distribution of securities from the Reserve will probably result in an increase in the ownership of Common Stock by several of the persons identified below under the heading “Principal Stockholders and Management Ownership.”

      The Corporation has established a disclosure committee composed of members of management to assist the Corporation in fulfilling its obligations to maintain disclosure controls and procedures, and to coordinate and oversee the process of preparing the Corporation’s periodic securities filings.

Principal Stockholders and Management Ownership

      We have set forth below in the following tables information as of April 23, 2004 (unless otherwise indicated) with respect to the beneficial ownership of our Common Stock (based upon public filings with the SEC and information provided by such persons) by:

(1) each director;

(2) each person who is known by us to own beneficially more than 5% of our common stock;

(3) Steven L. Vick, our current President and Chief Executive Officer, and each of the Named Executive Officers for the fiscal year ended December 31, 2003; and

(4) directors and executive officers as a group.

      Except as indicated below, each person has sole voting and investment power, and except as those powers may be shared with the person’s spouse under applicable law.

	Common Stock

		Shares
	Shares	Acquirable	Percent
	Beneficially	Within 60	of
Name and Address of Beneficial Owner(1)	Owned	Days(2)	Class(3)

W. Andrew Adams, Director(4)	557,214	2,333	8.6

Andre C. Dimitriadis, Director	27,363	2,333	*

Mark Holliday, Director	—	2,333	*

Steven D. Scheiwe, Director nominee	—	—	*

Guy W. Smith, Director nominee	—	—	*

Leonard M. Tannenbaum, Director(9)	68,117	2,333	1.1

Stephen Feinberg(5)	1,213,987	—	18.7
450 Park Avenue, 28th Floor New York, New York 10022

Bruce Toll(6)	1,795,161	—	27.6
3103 Philmont Avenue Huntingdon Valley, Pennsylvania 19006

Center Healthcare, Inc.(8)	1,452,794	—	22.4
7610 N. Stemmons Freeway, Suite 300 Dallas, Texas 75247

Steven L. Vick	—	74,133	1.1

Matthew G. Patrick	—	36,793	*

Linda Martin	15	32,440	*

Edward A. Barnes	—	5,396	*

Sandra Petersen	—	9,999	*

MacKenzie Patterson Fuller, Inc(7)	721,993	—	11.1

Directors and executive officers as a group (10 persons)	652,709	168,093	12.3

*	Less than 1%.

(1)	Except as otherwise noted above, the address of the directors and officers is in care of Assisted Living Concepts, Inc., 1349 Empire Central, Suite 900, Dallas, TX 75247.

(2)	Includes shares of common stock subject to options exercisable within 60 days after April 23, 2004.

(3)	Percentage of class is based on total shares of 6,500,166, the total shares of common stock to be issued in connection with the reorganization Plan, of which 6,431,925 are outstanding as of April 23, 2004, together with applicable options for stockholders. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of April 23, 2004 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(4)	Mr. W. Andrew Adams is the Chief Executive Officer and Chairman of the Board of NHI. NHI is the holder of 557,214 shares of our common stock and NHI has the sole power to vote and dispose of these shares.

(5)	As reported on Schedule 13D filed with the SEC on January 9, 2002. Mr. Stephen Feinberg in his capacity as the managing member of Cerberus Associates, LLC, the general partner of Cerberus Partners, LP, and as the investment manager for each of Cerberus International, Ltd., Cerberus Institutional, Ltd. and the Funds, possesses the sole power to vote and the sole power to direct the disposition of the following shares of common stock: 229,028 held by Cerberus Partners, LP; 582,451 shares held by Cerberus International, Ltd.; 219,882 shares held by Cerberus Institutional, LTD; and 182,626 shares held in the aggregate by certain private investments funds.

(6)	As reported on Form 4/ A filed with the SEC on October 20, 2003. Of the 1,795,161 shares beneficially owned by Mr. Toll, 1,049,686 are held by BET Associates, L.P., a Delaware limited partnership “BET”), 120,094 shares are held by BRU Holdings Company, Inc., LLC, a Delaware limited liability company (“BRU”), and 625,381 shares are held by Mr. Toll. Mr. Toll is the sole member of BRU and BRU is the sole general partner of BET. Mr. Toll, individually and through BRU and BET, has sole voting power and power to dispose of the 625,381 shares held by Mr. Toll, the 1,049,686 shares held by BET and the 120,094 shares held by BRU. BRU, individually and through BET, has sole voting power and power to dispose of the 1,049,686 shares held by BET and the 120,094 shares held by BRU. BET has sole voting power and power to dispose of the 1,049,686 shares held by it.

(7)	Based on information provided on Form 4 filed with the SEC on February 6, 2004 and information provided from the MacKenzie Patterson Fuller, Inc. (“MPF”). The ALC securities are owned by an affiliated fund managed by MPF. MPF is a beneficial owner of the shares.

(8)	Based on information provided on Amendment 3 to Schedule 13-d filed with the SEC on March 8, 2004 by LTC Properties, Inc. indicating that they were not the beneficial owners of the shares and that CLC Healthcare, Inc. had merged with Center Healthcare, Inc. As of the date of this filing, Center Healthcare, Inc. has not filed a Schedule 13-d with the SEC to confirm their ownership of these shares.

(9)	Mr. Tannenbaum is the son-in-law of Bruce Toll.

STOCK PERFORMANCE GRAPH

      The following Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act or the Exchange Act (except to the extent that the Company specifically incorporates this information by reference) and shall not otherwise be deemed filed under such Acts.

      The following graph compares the cumulative total stockholder return on the Company’s Common Stock (no dividends have been paid thereon) with the cumulative total return, assuming reinvestment of dividends, of (i) a self-constructed peer group, as described below; and (ii) S&P 500, in each case, from December 31, 1998 to December 31, 2003. The comparison assumes $100 was invested on December 31, 1998 in the Company’s Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

      On January 17, 2002, the Company’s newly issued Common Stock began trading in the NASDAQ over-the-counter bulletin board quotation system under the symbol “ASLC.” As of April 23, 2004, the closing trading price for the Common Stock was $8.60. The cumulative total stockholder return through December 31, 2003, assuming a $100 investment on December 31, 1998, was a loss of $98.97. The historical stock price performance of the Common Stock shown on the Stock Performance Graph set forth below is not necessarily indicative of future stock price performance.

Total Return Analysis	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

Assisted Living Concepts	$100.00	$16.19	$2.36	$0.26	$0.41	$1.03
Peer Group	$100.00	$33.99	$50.98	$60.82	$63.82	$104.44
S&P 500	$100.00	$121.03	$110.01	$96.27	$75.03	$96.47

Source:	CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

      The Company’s self-constructed peer group consists of: Sunrise Senior Living, Inc., American Retirement Corporation, Capital Senior Living Corporation, and Emeritus Corporation. Information for previous peer group members including Alterra Healthcare Corporation, ARV Assisted Living, Inc., Balanced Care Corporation, Regent Assisted Living, Inc., and Carematrix Corporation is no longer available and has therefore been excluded.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

      As of December 31, 2003, the Board of Directors maintained an Audit Committee, acting pursuant to a written charter adopted by the Board of Directors, comprised of two non-employee directors of ALC, Mark Holliday and Leonard M. Tannenbaum. Mr. Holliday is the Chair of this committee.

      The primary function of the Audit Committee is to provide assistance to the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor. The Audit Committee’s primary duties and responsibilities are to: (1) review and appraise the audit efforts of the Company’s independent accountants; (2) evaluate the Company’s quarterly financial performance as well as its compliance with laws and regulations; (3) serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (4) oversee management’s establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2003.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm.

      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Submitted By: Chairperson, Mark Holliday, and Leonard M. Tannenbaum.

      The report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act or the Exchange Act (except to the extent that the Company specifically incorporates this information by reference) and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee is comprised of Leonard M. Tannenbaum, Chair, W. Andrew Adams and Andre C. Dimitriadis.

      The Compensation Committee reviews and approves the compensation of the Company’s executive officers and determines the Company’s general compensation policy. The Compensation Committee is also responsible for the administration of the Stock Option Plan (except for its application to non-employee directors which is administered by the Board) and is authorized to determine the options and the terms and conditions of the options pursuant to the Stock Option Plan.

Compensation Philosophy for Chief Executive Officer and Other Executive Officers

      The Compensation Committee endeavors to ensure that the compensation programs for the Company’s executive officers, including the Chief Executive Officer, are effective in attracting and retaining key executives responsible for the Company’s success and are administered in appropriate fashion in the

Company’s long-term interests and those of the Company’s stockholders. The Compensation Committee seeks to align total compensation for senior management with the Company’s overall performance as well as the individual performance of each executive officer. The Company’s compensation package, which currently is comprised of base salary, bonuses and stock options, is intended to reinforce management’s commitment to enhancing profitability and stockholder value.

      In determining the level and composition of compensation for the Company’s executive officers, the Compensation Committee considers various corporate and individual performance measures. The Compensation Committee also evaluates other external factors such as market conditions as well as compensation practices and financial performance of other companies in the assisted living residence business. For 2003, the Compensation Committee retained the services of an outside consulting firm to update a 2002 study it had performed analyzing the market for similarly situated companies relating to compensation. In 2003, the Compensation Committee raised the floor for audited earnings, net of depreciation, amortization, taxes, any one-time gains from sale of assets and any one-time charges used in the calculations of Mr. Vick’s, Mr. Patrick’s and Ms. Martin’s bonuses from $0 to a floor of $2 million. Other than awarding bonuses based on the terms of the employment agreements for Mr. Vick, Mr. Patrick and Ms. Martin, the Compensation Committee did not apply any specific quantitative formula in making compensation decisions and relied on the study prepared by the outside consulting firm.

      Consistent with the general compensation principles discussed above, in determining compensation for the chief executive officer, for 2003 the Company considered such factors as the successful positioning of the Company for continued performance improvements post completion of the reorganization. In addition, the Compensation Committee considered such factors as earnings targets and contributions that the chief executive officer made in strategically positioning the Company to be a leader in the assisted living residence industry.

Base Salaries

      Base salaries are reviewed and adjusted, if deemed appropriate, by the Compensation Committee on an annual basis. The Compensation Committee seeks to ensure that the base salaries are established at levels considered appropriate in light of responsibilities and duties of the executive officers, including the chief executive officer, as well as at levels competitive to amounts paid to executive officers of its peer group.

Savings Plan

      The Company has a 401(k) Savings Plan (the “Savings Plan”) which is a defined contribution plan covering employees of Assisted Living Concepts, Inc. who have three months of service and are age 21 or older. Each year participants may contribute up to 15% of pre-tax annual compensation and 100% of any Employer paid cash bonus (not to exceed statutory limits), as defined in the Savings Plan. ALC may provide matching contributions as determined annually by ALC’s Board of Directors. Contributions are subject to certain limitations. The Company has not made any contributions to this Savings Plan.

Bonuses

      In 2002, the Board adopted a Bonus Plan, which was modified in February 2003 to establish new thresholds for payments under the Bonus Plan for certain employees. Under this plan, bonuses are awarded based on the Company’s overall performance. The amounts awarded may vary from year to year. In 2003, the Compensation Committee raised the floor for audited earnings, net of depreciation, amortization, taxes, any one-time gains from sale of assets and any one-time charges used in the calculations of Mr. Vick’s, Mr. Patrick’s and Ms. Martin’s bonuses from $0 to a floor of $2 million. For each $1 million of audited earnings Mr. Vick’s contract specifies he receives $50,000 bonus and Mr. Patrick and Ms. Martin’s contracts specify they each receive $25,000 bonus. As of April 1, 2004, the Company awarded the following bonuses to the Named Executive Officers for performance during 2003: $477,750 to Steven Vick, $238,875 to Matthew Patrick and $238,875 to Linda Martin.

Stock Option Plans

      On March 6, 2002, the Company adopted the Stock Option Plan, which plan was approved by the Company’s stockholders at the Company’s 2002 Annual Stockholders Meeting. The Stock Option Plan consists of two plans, one pertaining solely to the grant of incentive stock options and one pertaining to the grant of other incentive awards, including non-qualified stock options. The Stock Option Plan is intended to obtain, retain services of, and provide incentive for, directors, key employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of the Company stock and/or rights which recognize such growth, development and financial success. Of the 291,400 options issued in 2003, 172,500 were issued to Steven Vick, Linda Martin, Edward Barnes, Matthew Patrick and Sandra Petersen, collectively.

Submitted by: Leonard M. Tannenbaum, Chairperson, W. Andrew Adams, and Andre C. Dimitriadis.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      The Compensation Committee is comprised of Leonard M. Tannenbaum, Chair, W. Andrew Adams and Andre C. Dimitriadis. No interlocking relationship exists between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

      As indicated in Amendment No. 9 to Schedule 13D/ A, filed with the SEC on June 13, 2003 on behalf of BRU Holding Co., LLC, BET Associates, L.P., and Bruce E. Toll (the “Filing Persons”), Bruce Toll has acquired beneficial ownership of 1,110,426 shares (17.26%) of common stock of the Company. The Filing Persons further indicated that they have acquired the Company’s securities for investment purposes but are currently re-evaluating their position and possible alternative future courses of action, including the possibility of seeking to acquire control of the Company, although no specific plan or proposal has been formulated. According to Amendment No. 12, to Schedule 13D/ A, filed with the SEC on October 20, 2003, Bruce Toll has acquired beneficial ownership of 1,795,161 shares of common stock of the Company, or 27.9% of the Company’s common stock, (based on 6,431,925 shares of common stock outstanding) and the Filing Persons have no intent to purchase additional shares which would increase their beneficial ownership percentage in excess of 29.9%. Leonard M. Tannenbaum is the son-in-law of Mr. Toll, a 10% limited partner of BET, and Mr. Tannenbaum currently serves on our Board of Directors. In the event the Filing Persons purchase a block of 50,000 or more shares of common stock during the period from September 18, 2003 through September 17, 2004, Mr. Toll has agreed to purchase an additional 557,214 shares of common stock from National Healthcare Investments, Inc. (“NHI”) at the highest amount paid for a block of 50,000 or more shares of common stock during such twelve-month period. Our chairman, W. Andrew Adams, is the Chief Executive Officer and Chairman of the Board of NHI.

      As reported in the Schedule 13G filed by NHI relating to LTC Properties, Inc. (“LTC”) and in LTC’s Definitive Schedule 14A filed with the SEC on April 15, 2004, NHI also owns 774,800 shares of LTC common stock and Series C Cumulative Convertible Preferred Stock which is convertible into 2 million shares of LTC common stock. Taking into account the LTC common and convertible preferred stock, NHI beneficially owns approximately 13.3% of LTC.

      Andre C. Dimitriadis, who has served on the Company’s Board of Directors since January 2002, is the President, Chief Executive Officer and Chairman of the Board of LTC Properties, Inc. (“LTC”). The Company currently leases 37 properties from LTC. The Company incurred annual lease expense of $9.0 million, $8.5 million and $8.7 million for the years ended December 31, 2001, 2002, and 2003 respectively, pursuant to these leases.

      The LTC lease agreements provide LTC with the option to exercise certain remedies, including the termination of the leases, upon the occurrence of an Event of Default. A change of control of the Company is deemed to be an Event of Default if certain conditions are not met. A change of control is deemed to occur if, among other things, (i) any person, directly or indirectly, is or becomes the beneficial owner of thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities, (ii) the stockholders approve under certain conditions a merger or consolidation of the Company with another corporation or entity, or (iii) the stockholders approve a plan of liquidation or sale of all or substantially all of the assets of the Company. However, if upon a change of control, the surviving entity has a net worth of $75 million or more, the change of control would not constitute an Event of Default. In addition, there are cross default provisions in the LTC leases. At the same time that the Company entered into the Master Lease Agreement, it also amended 16 other leases with LTC under which the renewal rights of certain of those leases are tied together.

      See also Certain Relationships and Related Transactions immediately below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As indicated in Amendment No. 9 to Schedule 13D/A, filed with the SEC on June 13, 2003 on behalf of BRU Holding Co., LLC, BET Associates, L.P., and Bruce E. Toll (the “Filing Persons”), Bruce Toll has acquired beneficial ownership of 1,110,426 shares (17.26%) of common stock of the Company. The Filing Persons further indicated that they have acquired the Company’s securities for investment purposes but are currently re-evaluating their position and possible alternative future courses of action, including the possibility of seeking to acquire control of the Company, although no specific plan or proposal has been formulated. According to Amendment No. 12, to Schedule 13D/A, filed with the SEC on October 20, 2003, Bruce Toll has acquired beneficial ownership of 1,795,161 shares of common stock of the Company, or 27.9% of the Company’s common stock, (based on 6,431,925 shares of common stock outstanding) and the Filing Persons have no intent to purchase additional shares which would increase their beneficial ownership percentage in excess of 29.9%. Leonard M. Tannenbaum is the son-in-law of Mr. Toll, a 10% limited partner of BET, and Mr. Tannenbaum currently serves on our Board of Directors. In the event the Filing Persons purchase a block of 50,000 or more shares of common stock during the period from September 18, 2003 through September 17, 2004, Mr. Toll has agreed to purchase an additional 557,214 shares of common stock from National Healthcare Investments, Inc. (“NHI”) at the highest amount paid for a block of 50,000 or more shares of common stock during such twelve-month period. Our chairman, W. Andrew Adams, is the Chief Executive Officer and Chairman of the Board of NHI.

      Andre Dimitriadis, a member of the Company’s Board of Directors, is the President, Chief Executive Officer and Chairman of the Board of LTC Properties, Inc. (“LTC”). The Company currently leases 37 properties from LTC. The Company incurred annual lease expense of $9.0 million, $8.5 million and $8.7 million for the years ended December 31, 2001, 2002, and 2003 respectively, pursuant to these leases.

      The LTC lease agreements provide LTC with the option to exercise certain remedies, including the termination of the leases, upon the occurrence of an Event of Default. A change of control of the Company is deemed to be an Event of Default if certain conditions are not met. A change of control is deemed to occur if, among other things, (i) any person, directly or indirectly, is or becomes the beneficial owner of thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities, (ii) the stockholders approve under certain conditions a merger or consolidation of the Company with another corporation or entity, or (iii) the stockholders approve a plan of liquidation or sale of all or substantially all of the assets of the Company. However, if upon a change of control, the surviving entity has a net worth of $75 million or more, the change of control would not constitute an Event of Default. In addition, there are cross default provisions in the LTC leases. At the same time that the Company entered into the Master Lease Agreement, it also amended 16 other leases with LTC under which the renewal rights of certain of those leases are tied together.

      Mr. Dimitriadis, acting solely as a director of the Company and not in his capacity as an officer or director of LTC, has orally raised certain issues regarding compliance with certain of the LTC Leases, which include at this time, the following: 1) whether there are inconsistencies in the number of units that constitute the leased property in the Athens, Texas, Greenville, Texas and Tiffen, Ohio leases, 2) whether the LTC leases require insurance based on the limits stated in the lease on a per facility basis, and 3) whether the 4 LTC leases with Carriage House require Carriage House to deliver on an annual basis audited consolidated financial statements of Carriage House. Mr. Dimitriadis similarly raised the issue as to whether the Company is required to obtain licenses for the 2 facilities located in Elkhart, Indiana and Madison, Indiana as assisted living facilities. These issues are further detailed in Mr. Dimitriadis’ letter to the Company dated March 29, 2004, which is attached as Exhibit 99 to our 2003 annual report on Form 10-K.

      Management believes that the Company has meritorious defenses available to it and/or could exercise its cure rights under the leases to resolve these matters in the event that LTC were to deliver a notice of default. LTC has not delivered any notice of default to the Company. However, the Company is continuing to review and assess these matters internally and no assurance can be given as to whether the eventual resolution of these issues will be favorable to the Company. The Company is in the process of obtaining licenses for the 2 Indiana properties as assisted living facilities which is expected to be completed by December 31, 2004. The Company provides LTC on an annual basis with annual consolidated audited financial statements of the Company, but not Carriage House, which was acquired in 1997.

      Failure to favorably resolve these issues in a manner that avoids an occurrence of an Event of Default under one or more of the LTC leases would have a material adverse effect on the Company. This would include, but not be limited to, creating Events of Default on loan covenants regarding a significant portion of outstanding indebtedness which, if not cured, would make such indebtedness become immediately payable.

CODE OF ETHICS

      The Company has adopted a code of ethics that applies to the Company’s Senior Financial Officers including its chief executive officer, chief financial officer, controller and any person performing similar functions. The Company has included the Code of Ethics as an exhibit to the filing of its fiscal year 2003 Form 10-K filed on March 30, 2004.

EXECUTIVE OFFICERS

      The following table sets forth certain information concerning the named executive officers of the Company as of April 23, 2004. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age(1)	Position	Officer Since

Steven Vick	45	President, Chief Executive Officer and Director	2002
Linda Martin	43	Senior Vice President and Chief Operating Officer	2002
Edward Barnes	39	Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary	2004
Sandra Petersen	48	Senior Vice President, Quality and Clinical Services	2004

(1)	As of December 31, 2003.

      Steven Vick’s biography appears under “Proposal No. 1 — Election of Directors to the Board of Directors.”

      Linda Martin joined the Company as Senior Vice President and Chief Operating Officer in August 2002. Prior to joining us, Ms. Martin served as Vice President of Operations at Alterra Healthcare Corporation from 1999 to 2002. Prior to joining Alterra, Ms. Martin was CEO/ Director of Operations, Sheboygan County Health Care Centers from 1997 to 1999. Ms. Martin earned a Bachelor Degree in Social Work and Masters Degree in Human Services Administration from the University of Wisconsin. Ms. Martin is a licensed nursing home administrator.

      Edward Barnes joined the Company in December 2003. Before joining the Company, Mr. Barnes was Vice President, Controller for Pegasus Solutions, Inc, a leading global provider of hotel reservations-related services and technology. Prior to Pegasus, Mr. Barnes, a CPA, held various financial positions with America West Airlines and Southwest Airlines and was a Senior Manager with Ernst & Young.

      Sandra Petersen was promoted to Senior Vice President of Quality and Clinical Services in February 2004. Ms. Petersen oversees ALC’s quality and risk management program, along with policy and training. Since joining ALC in July 1996, she has served in nursing, operations, training, government relations, and policy capacities. As a Certified Legal Nurse Consultant and expert geriatric clinician, Ms. Petersen has experience in a wide variety of clinical environments, including long term care, home health, hospice, and assisted living. She has also served as an adjunct professor of nursing for both East Texas Baptist College and the University of Texas at Tyler in East Texas. She currently serves as a member of the Assisted Living Federation of America’s (ALFA) Government Relations and Education Committees, working closely with providers, state affiliates, regulators, and legislators regarding quality and risk and regulatory concerns. Ms. Petersen is currently in the process of completing a Geriatric Nurse Practitioner degree at the University of Texas Medical Branch at Galveston and a PhD in Gerontological Nursing at Texas Woman’s University through distance education programs.

Executive Compensation

      We have set forth in the following table information concerning the compensation paid to or earned by our Chief Executive Officer and each of our three other executive officers who earned more than $100,000 and were serving as executive officers at the end of fiscal 2003 (collectively, the “Named Executive Officers”) for the fiscal years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation(1)
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation

Steven L. Vick(2)	2003	$275,000	$477,750	—	65,000	—
President and Chief Executive Officer	2002	$205,242	$169,624	—	65,000	—
Matthew G. Patrick(2)(3)	2003	$175,000	$238,875	$11,861 (5)	32,500	$91,100 (4)
Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2002	$102,308	$84,812	—	32,500	—
Linda Martin(2)	2003	$180,356	$238,875	—	32,500	—
Senior Vice President and Chief Operating Officer	2002	$61,685	$75,000	—	32,500	—
Sandra Petersen	2003	$156,500	$40,950	—	10,000	—
Senior Vice President of	2002	$145,500	$26,000	—	10,000	—
Quality and Clinical Services	2001	$105,572	$39,000	—	—	—

(1)	Excludes certain perquisites and other personal benefit amounts, such as car allowance, which, for any executive officer did not exceed, in the aggregate, the lesser of $50,000 or 10% of the total annual salary and bonus for such executive.

(2)	Mr. Vick, Ms. Martin and Mr. Patrick joined the Company in 2002 and therefore no compensation information is provided in 2001.

(3)	Mr. Patrick resigned his position with the Company and as a member of its board as of December 31, 2003.

(4)	Represents separation payments scheduled for payment in 2004.

(5)	Accrued vacation paid.

      The following table contains information concerning the grant of stock options under our Stock Option Plan to the Named Executive Officers in 2003:

Option Grants in Last Fiscal Year

	Individual Grants(1)					Potential
						Realizable Value
	Number of		% of Total			at Assumed Annual Rates
	Securities		Options			of Stock Price Appreciation
	Underlying		Granted To	Exercise		for Option Term(5)
	Options		Employees In	Price	Expiration
Name	Granted		Fiscal Year(6)	($/Sh.)	Date	5%	10%

Steven Vick	65,000	(2)	22.3	$3.84	5/8/2013	$157,000	$398,000
Matthew Patrick	32,500	(3)	11.2	3.84	5/8/2013	78,500	199,000
Linda Martin	32,500	(3)	11.2	3.84	5/8/2013	78,500	199,000
Edward Barnes	32,500	(3)	11.2	7.75	12/23/2013	158,500	401,500
Sandra Petersen	10,000	(4)	3.4	3.84	5/8/2013	24,000	61,000

(1)	Options held by all executive officers under the Stock Option Plan become immediately exercisable, without regard to any continent vesting provision to which such option may otherwise be subject, in the event of a Change in Control. Options granted to the Named Executive Offices were non-qualified stock options.

(2)	Option vests over three years at the rate of 59.30657 shares per calendar day.

(3)	Option vests over three years at the rate of 29.65328 shares per calendar day.

(4)	Option vests in increments of 1/3 at the end of the first, second and third year from the date of grant.

(5)	These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

(6)	In 2003, we granted options covering a total of 291,400 shares to our employees under the Stock Option Plan.

Option Exercises and Holdings

      The following table provides information concerning the exercise of options during 2003 and unexercised options held as of the end of the fiscal year, with respect to the Named Executive Officers:

Aggregated Option Exercises in Last Fiscal Year

and FY-End Option Values

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-The-Money
	Shares		Options at FY-End		Options at FY-End(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven Vick	—	—	53,493	76,507	$237,159	$317,291
Matthew Patrick	—	—	25,807	41,693	$112,015	$172,750
Linda Martin	—	—	22,120	42,880	$100,073	$183,327
Edward Barnes	—	—	237	32,263	$—	$—
Sandra Petersen	—	—	3,333	16,667	$14,665	$68,435

(1)	Market value of the underlying securities at exercise date, minus exercise price of the options.

(2)	Market value of the underlying securities at December 31, 2003, $7.75 per share, minus exercise price of the unexercised options.

EMPLOYMENT AGREEMENTS

      ALC has employment agreements with Steven Vick, Matthew Patrick, Edward Barnes and, Linda Martin. Mr. Patrick resigned effective December 31, 2003. Set forth below are summaries of employment agreements with certain individuals who were Named Executive Officers at the end of 2003 and Edward Barnes who was appointed Chief Financial Officer effective January 1, 2004.

Steven L. Vick

      Effective February 18, 2002, the Company entered into an employment agreement with Steven Vick, providing for Mr. Vick’s services as President and Chief Executive Officer. The agreement provides for a three year term, unless terminated earlier due to Mr. Vick’s death, disability, mutual agreement or by us for “Cause” (as defined). Upon the termination of Mr. Vick’s employment due to death or disability, Mr. Vick’s salary, bonuses and stock options pro rata, and other benefits (to the extent eligible) continue for a period of six months following such termination. The agreement provided for an annual salary of $275,000, subject to annual review, scheduled bonus of $50,000 for each $1 million of audited earnings for fiscal 2002, excluding depreciation, amortization, taxes, any one-time gains from the sale of assets and any one-time charges. Mr. Vick’s bonus for fiscal years 2003 and 2004 shall be determined by the Board of Directors and Compensation Committee of the Board, but the basis for determining the bonus, as set forth above, may not be changed in such a way as to reduce the amount of the bonus unless Mr. Vick received base salary and bonus for the year in question of at least $600,000.

Matthew G. Patrick

      Effective May 16, 2002, we entered into an employment agreement with Matthew G. Patrick, providing for Mr. Patrick’s services as Chief Financial Officer. The agreement provides for a three year term, unless terminated earlier due to Mr. Patrick’s death, disability, mutual agreement or by us for “Cause” (as defined). If employment is terminated by us within two years, without “Cause,” we must continue to pay Mr. Patrick his then current salary, bonuses and stock options pro rata, and other benefits (to the extent eligible), as of the date of termination, for six months following the date of termination. The agreement provides for an annual base salary of $175,000. Under the agreement, he will receive no bonus if pro rata earnings are less than target earnings (as defined). If target earnings exceed pro rata earnings, he will receive a bonus pursuant to a formula based on the amount by which pro rata earnings exceed targeted earnings.

Linda Martin

      Effective August 12, 2002, the Company entered into an employment agreement with Ms. Martin, providing for Ms. Martin’s services as Chief Operating Officer. The agreement provides for a three year term, unless terminated earlier due to Ms. Martin’s death, disability, mutual agreement or by the Company for “Cause” (as defined). If employment is terminated by the Company within two years, without “Cause,” or upon the termination of Ms. Martin’s employment due to death or disability, Ms. Martin’s salary, bonuses and stock options pro rata, and other benefits (to the extent eligible) continue for a period of six months following such terminations. The agreement provides for an annual base salary of $175,000. Under the agreement, she will receive no bonus if pro rata earnings are less than target earnings (as defined). If target earnings exceed pro rata earnings, she will receive a bonus pursuant to a formula based on the amount by which pro rata earnings exceed targeted earnings.

Edward Barnes

      Effective December 1, 2003, the Company entered into an employment agreement for Mr. Barnes’ services as Chief Financial Officer. Mr. Barnes employment agreement has no expiration date. Mr. Barnes’ base salary is $175,000 and he received a signing bonus of $35,000. Under the agreement, he is eligible for a discretionary performance bonus of up to 120% of his annual base pay to be determined by the Compensation Committee on an annual basis.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires our officers, directors and greater than ten-percent stockholders to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons or entities are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Edward Barnes was appointed to be our Section 16 Compliance Officer effective January 21, 2004.

      To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, each of the Company’s executive officers, directors and greater than 10% stockholders complied with all Section 16 filing requirements applicable to them, except as described below. Matthew Patrick was late in reporting an option grant of 32,500 options in May 2003 and reporting the same transaction in February 2004. Linda Martin was late in reporting an option grant of 32,500 options in May 2003 and reporting the same transaction in February 2004. Steven Vick was late in reporting an option grant of 65,000 options in May 2003 and reporting the same transaction in February 2004. Edward Barnes was late in reporting initial beneficial ownership in January 2004. Sandra Petersen was late in reporting initial beneficial ownership in May 2003. Leonard Tannenbaum was late in filing 3 reports reporting an option grant of 500 options in May 2003 and 18,048 shares purchased in May 2003 and reporting the same option transaction in February 2004. Andre Dimitriadis was late in reporting an option grant of 500 options in May 2003 and reporting the same transaction in February 2004. Mark Holliday was late in reporting an option grant of 500 options in May 2003 and reporting the same transaction in February 2004. W. Andrew Adams was late in reporting an option grant of 500 options in May 2003 and reporting the same transaction in February 2004. Bruce Toll and BET Associates, L.P. were late in filing 9 reports in 2003 reporting the purchase of 8,000 shares in June 2003, 15,384 shares in July 2003, and 2,300 shares in August 2003. Mackenzie Patterson Fuller, Inc. was late filing 25 reports in January and February 2004 reporting the sale of 38,490 shares in January 2004, and 2,000 shares in February 2004. Based on information provided on Amendment No. 3 to the Schedule 13-d filed by LTC Properties, Inc. and information from Andre Dimitriadis, it is possible that Center Healthcare, Inc. was late in filing a report in November 2003 and was late filing a report on the same transaction in February 2004. As of April 28, 2004, Center Healthcare, Inc. has not filed a Schedule 13-d or Form 3 with the SEC to report beneficial ownership of these shares. To the best of our knowledge, all the required filings have been made, except as noted in the previous sentence.

INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG LLP audited the Company’s financial statements for the period ended December 31, 2003, and has been the Company’s auditors since November 3, 1995. The Audit Committee of the Board of Directors appointed KPMG LLP independent auditors, as auditors for the year ending December 31, 2003 and to assist with the preparation of the Company’s quarterly financial statements in 2004. The Company has not selected an auditor for the year ending December 31, 2004 and typically does not do so until the third quarter of each year. A representative of KPMG LLP is expected to be present at the June 3, 2004 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

Audit Fees

      Fees for audit services totaled $300,000 in 2003 and $491,000 in 2002, including fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q. Audit services provided in 2002 include $62,000 related to a 2001 financial statement audit of one of our subsidiaries and $97,000 related to review of registration statements and issuance of consents.

Audit-Related Fees

      Fees for audit-related services totaled $47,000 in 2003 related to a review of accounting controls associated with certain financial statement accounts. There were no audit-related services rendered in 2002.

Tax Fees

      KPMG LLP fees for tax services totaled $29,000 in 2003 and $2,000 in 2002. Tax services consisted of tax planning.

All Other Fees

      KPMG LLP did not render any other services other than the services referenced under the captions “Audit Fees”, “Audit-Related Fees”, and “Tax Fees” during 2003 and 2002.

      The Audit Committee of the Board of Directors has considered whether the provision of the non-audit services is compatible with maintaining the independence of KPMG LLP and concluded that its independence was not impaired by performing such work for the Company. It is the policy of the Audit Committee to pre-approve any audit and non-audit services provided to the Company by KPMG. All of the fees paid to KPMG LLP in 2003 were for services pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

      The proxy rules adopted by the Security and Exchange Commission provide that certain stockholder proposals must be included in the Proxy Statement for the Company’s Annual Meeting. For a proposal to be considered for inclusion in next year’s proxy statement, it must be received by the Company no later than December 15, 2004 and must otherwise comply with the applicable provisions of the Exchange Act and the Company’s Bylaws.

      Among other requirements, Article II, Section 2.3 of the Company’s Bylaws contain an advance notice provision that provides that for a stockholder proposal to be brought before and considered at the next annual meeting of stockholders or any other annual meeting, written notice of the proposal to the Secretary of the Company must be delivered to or mailed and received at the principal executive offices of the Company no less than 50 days nor more than 75 days prior to the annual meeting. In the event that less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice must be received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting is mailed or public disclosure is made, whichever is earlier.

OTHER MATTERS

      The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

      The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s directors and officers, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of the Company and will reimburse them for their expenses in doing so.

      The Company’s Annual Report on Form 10-K, including its audited financial statements for the year ended December 31, 2003, are being mailed herewith to all stockholders of record.

ALL STOCKHOLDERS ARE URGED TO COMPLETE,

SIGN AND RETURN THE ACCOMPANYING
PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

/s/ EDWARD A. BARNES

Edward A. Barnes
Chief Financial Officer, Senior Vice President,
Secretary and Treasurer

Dallas, Texas

April 29, 2004

EXHIBIT A

ASSISTED LIVING CONCEPTS, INC.

AUDIT COMMITTEE CHARTER

As Adopted March 28, 2000 and Modified May 3, 2000,
April 10, 2002 and December 17, 2003

(1)     Purpose

      The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of Assisted Living Concepts, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, members of the Board, the outside auditor and the financial management of the Company.

      In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Nevada Revised Statutes. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Nevada Revised Statutes to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts such at the outside auditor.

(2)     Membership

      The Committee shall consist of at least two members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” requirements under applicable American Stock Exchange and Securities and Exchange Commission (“SEC”) rules, provided that one member who is not independent and is not a current employee or an immediate family member of an employee may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. Each Committee member must at the time of appointment be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement. At least one Committee member shall be an “audit committee financial expert” as determined by the Board in accordance with applicable SEC rules.

(3)     Committee Organization and Procedures

      (a) Unless a Chairperson is elected by the full Board, the members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

      (b) The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

      (c) The Committee shall meet at least four times in each fiscal year, in each case prior to the release of earnings for the preceding quarter, and more frequently as the Committee in its discretion deems desirable. The agenda for quarterly meetings shall include, at a minimum, a review of the Company’s financial results and an executive session with the independent auditors. The Audit Committee shall meet at least twice each year with the Company’s independent auditors, without members of management present, to discuss (1) the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel; (2) any significant issues regarding accounting principles, practices and judgments; (3) the cooperation that the independent auditors received during the course of the most recent audit; and (4) any other matters that the Audit Committee deems necessary or advisable in connection with fulfilling its responsibilities. The Audit Committee will maintain written minutes of its meetings, which will be filed with the Company’s minute book along with the minutes of the meetings of the Board. The Audit Committee shall periodically report to the Board on significant matters related to the Audit Committee’s responsibilities.

      (d) The Committee may, in its discretion, include in its meetings members of the Company’s financial management, representatives of the outside auditor, and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the internal auditor, if any, in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may likewise meet privately with management, as it deems appropriate.

      (e) The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

(4)     Authority and Responsibilities

(a) Outside Auditor

      (i) The Audit Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent auditors, including resolving disagreements between management and the auditor regarding financial reports. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company’s annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor. As appropriate, the Committee shall recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders.

      (ii) The Committee shall pre-approve all audit and non-audit services and fees to be paid to the outside auditor, including the terms of the engagement of the outside auditor.

      (iii) The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard I. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

(b) Annual Audit

      (i) The Committee shall meet in person or by conference telephone call with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

      (ii) The Committee shall review and discuss the audited financial statements with the outside auditor and the management of the Company.

      (iii) The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

      (iv) The Committee shall, based on the review and discussions in paragraphs IV.B.2 and 3 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph IV.A.3 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form IO-K for the fiscal year subject to the audit.

      (v) The Committee shall prepare the audit committee report to be included in the Company’s annual proxy statement.

(c) Quarterly Review

      The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person or by conference telephone call the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

(d) Internal Controls

      (i) The Committee shall discuss with the outside auditor, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

      (ii) The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

(e) Internal Audit

      (i) The Committee shall discuss at least annually with the internal auditor, if any, the activities and organizational structure of the Company’s internal audit function and the qualifications of the primary personnel performing such function.

      (ii) Management shall furnish to the Committee a copy of each audit report prepared by the internal auditor of the Company, if any.

      (iii) The Committee shall, at its discretion, meet with the internal auditor, if any, to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the internal auditor.

      (iv) The internal auditor, if any, shall be granted unfettered access to the Committee.

(f) Other Responsibilities and Authority

      (i) The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing matters or violations of the Company’s code of conduct.

      (ii) The Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

      (iii) The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

      (iv) The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

      (v) The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

EXHIBIT B

ASSISTED LIVING CONCEPTS, INC.

AMENDMENT NO. 1 TO

THE 2002 INCENTIVE AWARD PLAN

      The Board of Directors and Compensation Committee of Assisted Living Concepts, Inc. (the “Company”) approved the following amendment to the Company’s 2002 Incentive Award Plan (the “Stock Option Plan”) on March 31, 2004 increasing the aggregate number of shares that may be issued under the Stock Option Plan to 750,000.

      1. Section 2.1(a) of the Stock Option Plan is hereby amended to provide in its entirety as follows:

2.1 Shares Subject to Stock Option Plan

      (a) The shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock. Subject to adjustment as provided in Section 11.3, the aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such Awards under the Plan shall not exceed 750,000. The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

B-1

ASSISTED LIVING CONCEPTS, INC.

1349 EMPIRE CENTRAL, SUITE 900
DALLAS, TX 75247

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS—JUNE 3, 2004

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2004, and hereby names, constitutes and appoints Steven L. Vick and Edward A. Barnes, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Stockholders of Assisted Living Concepts, Inc. (the “Company”), to be held on June 3, 2004 at 9:00 a.m. local time, at the Hyatt Regency DFW, International Parkway, Dallas, TX 75261, and at any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and, in accordance with his discretion, on such other business that may properly come before the meeting and any adjournment or postponement thereof.

ALL SHARES OF THE COMPANY’S COMMON STOCK THAT ARE REPRESENTED AT THE ANNUAL MEETING BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF NO INSTRUCTIONS FOR THE PROPOSALS ARE INDICATED ON AN EXECUTED PROXY CARD, SUCH PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS AS SET FORTH HEREIN WITH RESPECT TO SUCH PROPOSALS.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ASSISTED LIVING CONCEPTS, INC.

JUNE 3, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

• Please detach and mail in the envelope provided. •

A MAJORITY OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES
☐	FOR ALL NOMINEES	O W. Andrew Adams
O Andre C. Dimitriadis

☐	WITHHOLD AUTHORITY	O Mark Holliday
	FOR ALL NOMINEES	O Steven D. Scheiwe
O Guy W. Smith

☐	FOR ALL EXCEPT	O Leonard M. Tannenbaum
	(See Instructions below)	O Steven L. Vick

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2.	Amendment to Stock Option Plan:

To amend the 2002 Incentive Award Plan to increase the aggregate number of shares of common stock that may be issued pursuant to such plan by 100,000 shares to a total of 750,000 shares:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Upon such other matters as may properly come before or incident to the conduct of the Annual Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ASSISTED LIVING CONCEPTS, INC. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR THE AMENDMENT TO THE STOCK OPTION PLAN.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED.

Please check here if you plan to attend the meeting. ☐

To change the address on your account, please check the box at right and include your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.